April 25, 2003



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549


         Re: Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A of The Wright Managed Equity Trust (the "Trust") File Nos. 2-78047; 811-3489 ("PEA no. 31")
                  -------------------------------------------------------------

Gentlemen:

      Hale and Dorr LLP hereby consents to the incorporation by reference into PEA no. 31 of its opinion, dated April 7, 1998, filed with the Securities and Exchange Commission on April 29, 1998, as exhibit no. 10 to post-effective amendment no. 23 to the Trust's registration statement on Form N-1A.

      This consent may not be used for any purpose other than as set forth above without our further consent.

                                                          Very truly yours,


                                                      /s/ Hale and Dorr LLP
                                                         --------------------
                                                          Hale and Dorr LLP